Exhibit 99.2


 Metromedia International Group, Inc. Announces the Sale of Cable TV Businesses
                   in Arkhangelsk, Russia and Minsk, Belarus

    CHARLOTTE, N.C.--(BUSINESS WIRE)--March 26, 2004--Metromedia International Group, Inc. (the "Company" or "MIG") (currently traded as: OTCPK:MTRM - Common Stock and OTCPK:MTRMP - Preferred Stock), the owner of interests in various communications and media businesses in Russia, Eastern Europe and the Republic of Georgia, today announced that it has completed the sale of its interests in Arkhangelsk Television Company ("ATK") and Cosmos TV ("Cosmos"), to Star Broadband Limited, a British Virgin Islands company, which is controlled by Dominic Reed, former General Director of the Company's Cable Business Group and Yuri Firsov, the current General Director of ATK , for net cash proceeds of approximately $2.2 million, respectively.
    With respect to the sale of ATK, the Company received total cash consideration of $1.5 million, principally comprised of a repayment by ATK of its credit facility due to the Company with the remainder attributed to the Company's 81% equity ownership interest in ATK. ATK is the leading cable TV operator in Arkhangelsk, Russia with over 31,000 wire line cable TV subscribers and over 1,900 Internet subscribers. With respect to the sale of Cosmos, the Company received $0.7 million from Star Broadband for its 50% equity ownership interest in Cosmos. Cosmos is a cable TV operator in Minsk, Belarus, with over 27,000 wire line and over 10,000 wireless cable TV subscribers.
    ATK and Cosmos financial results have historically been and are currently being reported on a three-month lag by the Company within its public filings. Accordingly, the financial results of ATK and Cosmos that were included in the Company's recently filed 2003 third quarter Form 10-Q financial results for the three and nine month periods ended September 30, 2003 reflect the operating performance of ATK and Cosmos for the three and nine month periods ended June 30, 2003.




The following table highlights the financial results of ATK Cable TV:
----------------------------------------------------------------------
(In millions)                      Twelve Months         Twelve Months
                                       Ended                 Ended
                                September 30, 2002       June 30, 2003
----------------------------------------------------------------------
Revenue                                   $1.4                 $1.7
----------------------------------------------------------------------
Gross margin                               1.2                  1.4
----------------------------------------------------------------------
Selling, general and
 administrative expenses                   1.0                  1.1
----------------------------------------------------------------------
Depreciation and amortization              0.4                  0.3
----------------------------------------------------------------------
Operating income                          (0.2)                (0.1)
----------------------------------------------------------------------
EBITDA (1)                                 0.2                  0.2
----------------------------------------------------------------------






The following table highlights the financial results of Cosmos
Cable TV:
----------------------------------------------------------------------
(In millions)                      Twelve Months         Twelve Months
                                      Ended                 Ended
                                September 30, 2002       June 30, 2003
----------------------------------------------------------------------
Revenue                                   $2.4                 $2.9
----------------------------------------------------------------------
Gross margin                               2.1                  2.5
----------------------------------------------------------------------
Selling, general and
 administrative expenses                   1.3                  1.4
----------------------------------------------------------------------
Depreciation and amortization              0.7                  0.7
----------------------------------------------------------------------
Operating income                           0.1                  0.4
----------------------------------------------------------------------
EBITDA (1)                                 0.8                  1.2
----------------------------------------------------------------------



    In making this announcement, Ernie Pyle, Executive Vice President and Chief Financial Officer of the Company, commented: "The receipt of $2.2 million from this transaction is another successful step in strengthening the Company's liquidity position. We are pleased with the price we obtained for our ownership in both ATK and Cosmos. For our ownership interest, the sale of ATK in exchange for $1.5 million represents a respectable 9.3 multiple of EBITDA(1), and represents approximately $56 for each ATK cable and Internet subscriber. For our ownership interest, the sale of Cosmos in exchange for $0.7 million represents a 1.2 multiple of EBITDA (1), and represents approximately $38 for each Cosmos cable and Internet subscriber; both of which are quite satisfactory considering the many political difficulties present in the markets in which Cosmos operates."
    Mark Hauf, Chairman, President and Chief Executive Officer of MIG, commented further: "With the sale of ATK and Cosmos, the monetization of the Company's historical interests in cable TV is essentially completed. We are very satisfied with the results we have achieved in disposal of all of these non-core assets and the contribution this has made to strengthen the Company's liquidity position. We remain committed to the sale of the Company's remaining non-core radio broadcast businesses, a task which we expect to successfully complete during the first half of 2004."

    About Metromedia International Group

    Through its wholly owned subsidiaries, the Company owns communications and media businesses in Russia, Eastern Europe and the Republic of Georgia. These include mobile and fixed line telephony businesses, wireless and wired cable television networks and radio broadcast stations. The Company has focused its principal attentions on continued development of its core telephony businesses in Russia and the Republic of Georgia, while undertaking a program of gradual divestiture of its non-core media businesses. The Company's remaining non-core media businesses consist of nineteen radio businesses operating in Finland, Hungary, Bulgaria, Estonia, Latvia and the Czech Republic and one cable television network in Lithuania. The Company's core telephony businesses include PeterStar, the leading competitive local exchange carrier in St. Petersburg, Russia, and Magticom, the leading mobile telephony operator in the Republic of Georgia.

    This news release contains certain forward-looking statements that involve risks and uncertainties, including in particular those regarding the Company's ability to sale its remaining non-core radio broadcast and cable television businesses. Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to the Company's ability to achieve expected performance targets for its core telephony businesses, consummate divestitures of its remaining non-core businesses at satisfactory prices, continue to receive dividends from its core business operations, undertake and successfully complete a capital restructuring of the Company's Senior Discount Notes and/or the Company's preferred stock; as well as complete a reorganization of its internal support processes and meet its targeted level of overhead expenditure, changes in general economic and business conditions, unanticipated effects of competition, changes in technology and methods of marketing, and various other factors beyond the Company's control, including the current investigation that the Company's outside counsel is conducting in regards to allegations made by two Georgian individuals of possible illegal conduct of Company personnel and the recent reviews of Magticom's interconnect arrangements, the potential for charges to be brought against Magticom and/or its senior executives and the current actions taken against Dr. George Jokhtaberidze (co-founder and majority owner of Magticom and son-in-law of former Georgian president Eduard Shevardnadze). This also includes such factors as are described from time to time in the SEC reports filed by the Company, including its most recently filed quarterly report on Form 10-Q and the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002. The Company is not under, and expressly disclaims, any obligation to update the information in this news release for any future events, including changes in its cash balances or other events affecting liquidity.
    Please visit our website at www.metromedia-group.com.

    Notes to data for Metromedia International Group, Inc.:

    (1.) EBITDA is defined as operating income plus depreciation and amortization. This measure is not defined by US generally accepted accounting principles (US GAAP) and is a measure of operating performance commonly used in the telecommunications and media industries, but should not be construed as an alternative to operating income determined in accordance with US GAAP as an indicator of operating performance or as an alternative to cash from operating activities determined in accordance with US GAAP as a measure of liquidity. A reconciliation of EBITDA to operating income is included within this press release.

    CONTACT: Metromedia International Group, Inc.
             Ernie Pyle, 704-321-7380, Ext. # 103
             investorrelations@mmgroup.com